                                                                     EXHIBIT 7.0


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Shareholders
Entertainment Wichita, Inc.


We have audited the accompanying balance sheet of Entertainment Wichita, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entertainment Wichita, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Denver, Colorado                               CAUSEY DEMGEN & MOORE INC.
December 4, 1996

                          ENTERTAINMENT WICHITA, INC.



                                 BALANCE SHEET

                           DECEMBER 31, 1994 AND 1995


                                     ASSETS

                                                1994        1995
                                              --------    --------
Current asset:
    Cash                                      $     30    $    224

Investment in limited partnership
    (Note 2)                                     1,048       1,528
                                              --------    --------

                                              $  1,078    $  1,752
                                              ========    ========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                          $     10    $     10
    Income taxes payable                           406         142
                                              --------    --------

        Total current liabilities                  416         152

Stockholders' equity (Note 3):
    Common stock, $1 par value;
        50,000 shares authorized,
        3,200 shares issued and
        outstanding                              3,200       3,200
    Additional paid-in capital                   1,800       1,800
    Less notes receivable from stockholders     (4,500)       --
    Retained earnings (deficit)                    162      (3,400)
                                              --------    --------

        Total stockholders' equity                 662       1,600
                                              --------    --------

                                              $  1,078    $  1,752
                                              ========    ========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                            STATEMENT OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                        1994       1995
                                      --------   --------

Equity in earnings of limited
    partnership (Note 2)              $  2,238   $  1,080

General and administrative expenses      1,170      4,500
                                      --------   --------

Income (loss) before income taxes        1,068     (3,420)

Provision for income taxes                 406        142
                                      --------   --------

Net income (loss)                     $    662   $ (3,562)
                                      ========   ========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                       STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                Common Stock         Additional     Notes         Retained
                                           -----------------------     paid-in    receivable      earnings
                                             Shares       Amount       capital    stockholders   (deficit)
                                           ----------   ----------   ----------  ------------    ----------
Balance at December 31, 1994                    3,200   $    3,200   $    1,800   $   (4,500)   $     --

Net income for the year
    ended December 31, 1994                      --           --           --           --             662

Distributions made to
  stockholders                                   --           --           --           --            (500)
                                           ----------   ----------   ----------   ----------    ----------

Balance at December 31, 1994                    3,200        3,200        1,800       (4,500)          162

Cancellation of notes receivable
    for services performed                       --           --           --          4,500          --

Net loss for the year ended
    ended December 31, 1995                      --           --           --           --          (3,562)
                                           ----------   ----------   ----------   ----------    ----------

Balance at December 31, 1995                    3,200   $    3,200   $    1,800   $     --      $   (3,400)
                                           ==========   ==========   ==========   ==========    ==========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.

                            STATEMENT OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                 1994        1995
                                                --------    --------
Cash flows from operating activities:
Net income (loss)                               $    662    $ (3,562)
Adjustments to reconcile net income
        (loss) to net cash used in operating
        activities:
            Cancellation of notes receivable
               for services performed               --         4,500
            Equity in earnings of limited
               partnership                        (2,238)     (1,080)
            Change in assets and liabilities:
               Increase in accounts payable           10        --
               Increase (decrease) in accrued
                  expenses                           406        (264)
                                                --------    --------

               Total adjustments                  (1,822)      3,156
                                                --------    --------

        Net cash used in operating
            activities                            (1,160)       (406)

Cash flows from investing activities:
    Investment in limited partnership                (10)       --
    Distributions received from limited
        partnership                                1,200         600
                                                --------    --------

        Net cash provided by investing
            activities                             1,190         600

Cash flows from financing activities:
    Proceeds from sale of common stock               500        --
    Distributions to stockholders                   (500)       --
                                                --------    --------

        Net cash provided by (used in)
            financing activities                    --          --
                                                --------    --------

Increase in cash                                      30         194
Cash at beginning of period                         --            30
                                                --------    --------

Cash at end of period                           $     30    $    224
                                                ========    ========

Supplemental cash flow information:

    Cash paid for income taxes                  $   --      $    406
                                                ========    ========

                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995


1.   Summary of significant accounting policies

     Organization:

     The Company was incorporated in Kansas on July 27, 1992. The Company is the General Partner of In Cahoots, Limited Partnership. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Fair value of financial instruments:

     Cash, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

2.   Investment of In Cahoots, Limited Partnership

     During 1994, the Company, as general partner, contributed capital of $10 and the limited partners contributed capital of $990 to In Cahoots, Limited Partnership. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner.

                          ENTERTAINMENT WICHITA, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

2.   Investment of In Cahoots, Limited Partnership (continued)


     During the years ended December 31, 1994 and 1995, the Partnership distributed $1,200 and $600, respectively, to the general partner.

3.   Subsequent events

     Effective October 1, 1996, the Company's board of directors approved a 16 for 25 reverse stock split. All shares in the accompanying financial statements have been adjusted to reflect the split.

     Effective October 1, 1996, the Company issued 36,800 shares of its common stock and assumed notes payable with an aggregate principal balance owed of $150,000 in exchange for an additional 79% interest in the Partnership. This transaction will be recorded as a reverse acquisition of the Company by the Partnership using purchase accounting and the acquisition of minority interests resulting in goodwill of $62,945 to be recognized.

     On December 16, 1996, 100% of the Company's common stock was acquired in a merger transaction by Western Country Clubs, Inc. (Western) in exchange for 400,000 shares of common stock of Western. This transaction will be accounted for as a transaction between companies under common control and as such all assets and liabilities of the Company will be carried over at historic cost.

4.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

                         ENTERTAINMENT WICHITA, INC.



                                 BALANCE SHEET

                          SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                     ASSETS

                                                           1995       1996
                                                          -------    -------
Current asset:
    Cash                                                  $   224    $   224

Investment in limited partnership                           1,538      2,177
                                                          -------    -------

                                                          $ 1,762    $ 2,401
                                                          =======    =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                      $    10    $    10
    Income taxes payable                                      164        239
                                                          -------    -------

        Total current liabilities                             174        249

Stockholders' equity:
    Common stock, $1 par value;
        50,000 shares authorized,
        3,200 shares issued and
        outstanding                                         3,200      3,200
    Additional paid-in capital                              1,800      1,800
    Less notes receivable from stockholders                (4,500)      --
    Retained earnings (deficit)                             1,088     (2,848)
                                                          -------    -------

        Total stockholders' equity                          1,588      2,152
                                                          -------    -------

                                                          $ 1,762    $ 2,401
                                                          =======    =======


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                                INCOME STATEMENT

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                                  1995       1996
                                                --------   --------

Equity in earnings of limited
    partnership                                 $  1,090   $    649

General and administrative expenses                 --         --
                                                --------   --------

Income before income taxes                         1,090        649

Provision for income taxes                           164         97
                                                --------   --------

Net income                                      $    926   $    552
                                                ========   ========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                       STATEMENT OF STOCKHOLDERS' EQUITY

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                           Common Stock        Additional      Notes        Retained
                                      -----------------------    paid-in     receivable     earnings
                                        Shares       Amount      capital    stockholders    (deficit)
                                      ----------   ----------   ----------  ------------   ----------
Balance at December 31, 1994               3,200   $    3,200   $    1,800   $   (4,500)   $      162

Net income for the nine months
    ended September 30, 1995                --           --           --           --             926
                                      ----------   ----------   ----------   ----------    ----------

Balance at September 30, 1995              3,200        3,200        1,800       (4,500)        1,088

Cancellation of notes receivable
    for services performed                  --           --           --          4,500          --

Net income for the three months
    ended December 31, 1995                 --           --           --           --          (4,488)
                                      ----------   ----------   ----------   ----------    ----------

Balance at December 31, 1995               3,200        3,200        1,800         --          (3,400)

Net income for the nine months
    ended September 30, 1996                --           --           --           --             552
                                      ----------   ----------   ----------   ----------    ----------

Balance at September 30, 1996              3,200   $    3,200   $    1,800   $     --      $   (2,848)
                                      ==========   ==========   ==========   ==========    ==========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.



                            STATEMENT OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
                                  (Unaudited)

                                                  1995         1996
                                                ---------    ---------
Cash flows from operating activities:
Net income                                      $     926    $     552
    Adjustments to reconcile net income
        to net cash used in operating
        activities:
            Equity in earnings of limited
               partnership                         (1,090)        (649)
            Change in assets and liabilities:
               Increase (decrease) in accrued
                  expenses                           (242)          97
                                                ---------    ---------

               Total adjustments                   (1,332)        (552)
                                                ---------    ---------

        Net cash used in operating
            activities                               (406)        --

Cash flows from investing activities:
    Distributions received from limited
        partnership                                   600         --
                                                ---------    ---------

        Net cash provided by investing
            activities                                600         --
                                                ---------    ---------

Increase in cash                                      194         --
Cash at beginning of period                            30          224
                                                ---------    ---------

Cash at end of period                           $     224    $     224
                                                =========    =========

Supplemental cash flow information:

    Cash paid for income taxes                  $     406    $    --
                                                =========    =========


                            See accompanying notes.

                          ENTERTAINMENT WICHITA, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996


1.   Summary of significant accounting policies

     Organization:

     The Company was incorporated in Kansas on July 27, 1992. The Company is the General Partner of In Cahoots, Limited Partnership. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Basis of presentation:

     The accompanying financial statements have been prepared by the Company, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1995 and 1996, and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Fair value of financial instruments:

     Cash, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial

                          ENTERTAINMENT WICHITA, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1996




1.   Summary of significant accounting policies (continued)

     Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

2.   Litigation

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.